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Exhibit 5.1

[BELL, BOYD & LLOYD LLC LOGO]

70 West Madison Street, Suite 3100 o Chicago, Illinois 60602-4207
312.372.1121 o FAX 312.372.2098

Offices in Chicago and Washington, D.C.

September 28, 2005

LKQ Corporation
120 North LaSalle Street
Suite 3300
Chicago, IL 60602

          Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel for LKQ Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-1 pursuant to Rule 462(b) of up to 690,000 shares of the Company's common stock, par value $0.01 per share, proposed to be issued and sold by the Company (together with 100,000 shares previously registered on Registration Statement No. 333-128152 for sale by certain stockholders of the Company and now being sold by the Company, the "Company Shares") to a group of underwriters for resale pursuant to an underwriting agreement (the "Underwriting Agreement").

        We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Company Shares and have examined the Registration Statement and such corporate and other records, documents, instruments, certificates and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

        Based on the foregoing, we are of the opinion that:

        1.     The Company is a corporation duly incorporated in and validly existing under the laws of the State of Delaware.

        2.     The Company Shares are legally authorized and, upon issuance and delivery thereof in accordance with the terms of the Underwriting Agreement, and the receipt by the Company of the purchase price therefor, will be legally issued, fully paid and non-assessable.

        Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution, and the reported judicial decisions interpreting such laws, and we do not express any opinion covering any other laws.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ BELL, BOYD & LLOYD LLC

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  Exhibit 5.1